Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

AmericanWest Bank 401(k) Retirement Savings Plan

Spokane, Washington

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-72834) of our report dated June 29, 2009, relating to the financial statements and supplemental schedule of AmericanWest Bank 401(k) Retirement Savings Plan appearing on this Form 11-K for the year ended December 31, 2008.

/s/    BDO Seidman, LLP

Spokane, Washington

June 29, 2009